Exhibit 10.14

PICASA, INC.

EMPLOYEE BONUS PLAN

1.	PURPOSES.

(a) The purpose of the Plan is to provide a means by which eligible employees of the Company and its subsidiaries may be given an opportunity to participate in the proceeds of a Change of Control transaction. It is understood that the amounts provided hereunder shall be subject to negotiation with any potential acquirer, subject to minimum amounts set forth in the Plan.

(b) The Company, by means of the Plan, seeks to retain the services of Employees, to secure and retain the services of new Employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

(c) The Board has determined that the adoption of the Plan is in the best interests of the Company and its stockholders.

2.	DEFINITIONS.

(a) “Approving Authorities” means the Board and the Board of Directors of the Successor or its designee.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions hold at least a majority of the voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a transaction shall not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, or (iii) it is a transaction effected primarily for the purpose of financing the Company with cash (as determined by the Board in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

(d) “Closing,” means the closing of a transaction constituting a Change of Control.

(e) “Company” means Picasa, Inc., a Delaware corporation and any successor.

(f) “Employee” means any person employed by the Company or any subsidiary of the Company or any director or consultant of the Company or any subsidiary of the Company who is designated by the Board in writing from time to time as a participant in the Plan.

(g) “Plan” means this Employee Bonus Plan.

(h) “Successor” means the surviving corporation, or its parent, after a Closing.

3.	ADMINISTRATION.

(a) The Plan shall be interpreted and administered by the Board, whose actions shall be final and binding on all persons, including Employees.

(b) The Board, in its sole discretion, shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which employees of the Company shall be designated as Employees and the terms under which they will be entitled to participate.

(ii) To determine whether or not a transaction or related series of transactions results in a Change of Control.

(iii) To approve the amount of consideration to be placed in the Bonus Pool.

(iv) To approve the conditions for distributions.

(c) Except when specifically prevented by the terms of the Plan, the Board may delegate some or all of its powers and responsibilities under the Plan either to a committee of the Board or to one or more officers of the Company.

(d) No member of any Approving Authority will be liable for any action or determination made with respect to the Plan or any distribution paid under the Plan. All expenses and liabilities that members of an Approving Authority incur in connection with the administration of this Plan shall be borne by the Company or its successor. No members of an Approving Authority shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or any distribution paid hereunder, and all members of Approving Authorities shall be fully indemnified and held harmless by the Company or its successor in respect of any such action, determination, or interpretation.

4.	ESTABLISHMENT OF BONUS POOL.

Upon a Closing, the Successor will establish a bonus pool (the “Bonus Pool”). The Bonus Pool shall consist of a combination of cash (not less than $1,400,000) and Successor common stock (in a number of not less than 10,000 shares (subject to adjustment as set forth in Section 6(d)), as determined by the Approving Authorities. Notwithstanding the foregoing, the Approving Authorities may agree that the type of shares of Successor stock be a type other than common stock.

5.	ALLOCATION OF BONUS POOL.

(a) Each Employee shall be allocated a portion of the Bonus Pool equal to their relative equity ownership (including stock options, whether vested or unvested) in the Company compared to all other participating Employees prior to the Closing, subject to reallocation as set forth in Section 6(d).

(b) Each Employee’s allocation shall be expressed in units (each a “Bonus Unit”) and shall be stated in an agreement relating to the participation of the Employee in the Plan (the “Plan Agreement”). Each Employee’s allocation of the Bonus Pool shall be equal to the number of Bonus Units allocated to such Employee divided by the total number of outstanding Bonus Units allocated by the Board under the Plan. The Plan Agreement will contain the other terms and conditions of the Employee’s participation as determined by the Board.

6.	DISTRIBUTIONS.

(a) If the conditions for distribution set forth in the Plan and an Employee’s Plan Agreement are satisfied, distributions shall occur as follows:

(i) Upon the Closing (a “Bonus Date”), Employees, collectively, will earn a portion of the Bonus Pool determined by the Approving Authorities but no less than an aggregate of 1,000 shares of Successor common stock and $50,000 in cash (subject to an escrow holdback as determined by the Approving Authorities not to exceed 10% of the distribution).

(ii) The remaining portion of the Bonus Pool may be earned in three tranches (subject to an escrow holdback, if applicable, as determined by the Approving Authorities not to exceed 10% of the distribution) upon achievement of post-Closing milestones (also “Bonus Dates”) as determined by the Approving Authorities, with the amount of shares and cash to be distributed in each tranche to be determined by the Approving Authorities.

(b) Distributions will be made within thirty (30) days of (i) each applicable Bonus Date or (ii) any later release of Bonus Pool proceeds from escrow, if applicable.

(c) Any securities that are issued to Employees pursuant to this Plan shall be subject to the same or similar restrictions as imposed by a purchaser on the securities of the Successor’s stockholders and/or on the securities issuable in the Change in Control transaction, including an underwriter’s or similar lock-up, if applicable, or as are required by applicable securities laws.

(d) Any securities that are issued to Employees pursuant to this Plan shall be subject to be appropriate adjustment to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Successor common stock), reorganization, recapitalization, reclassification or other like change with respect to Successor common stock occurring prior to the completion of all stock issuances under the terms of the Plan.

(e) An Employee must be an employee of the Company or Successor (or a subsidiary of the Company or Successor) on a Bonus Date to receive his or her allocation of the Bonus Pool. Upon termination of an Employee prior to a Bonus Date, such Employee shall no longer be a participant in the Plan and shall not be entitled to any future distributions hereunder with respect to future Bonus Dates. Upon such a termination, the Employee’s Plan allocation automatically shall be reallocated to current Employees on a pro-rata basis as determined by the Approving Authorities.

7.	AMENDMENT OR TERMINATION OF THE PLAN.

(a) The Board at any time, and from time to time, prior to a Closing, may amend or terminate the Plan. Notwithstanding the foregoing, the Plan cannot be amended following a Closing except as may be required by applicable laws.

(b) The Plan shall automatically terminate upon the completion of all payments under the terms of the Plan.

8.	STOCKHOLDER APPROVAL.

The Company shall seek stockholder approval of the Plan and any amendment as required by applicable law. No benefits shall accrue under the Plan prior to stockholder approval except to the extent stockholder approval is not required.

9.	ASSUMPTION BY SUCCESSOR.

Any Successor shall assume the Company’s obligations under the Plan and expressly agree to perform the Company’s obligations hereunder in the same manner and to the same extent as the Company would be required to perform in the absence of succession. As a condition to each Employee’s participation in the Bonus Pool in connection with a Change of Control, each Employee must execute and deliver to the Company an agreement consenting to the assumption of the Plan by the Successor and the terms of such assumption, provided that the terms of such assumption are consistent with the terms of the Plan.

10.	NO GUARANTEE OF FUTURE SERVICE.

Selection of an individual to participate in the Plan shall not provide any guarantee or promise of continued service of the participant with the Company (or any of its subsidiaries), and the Company (or any subsidiary employing an Employee) retains the right to terminate the employment of any employee at any time, with or without cause, for any reason or no reason, except as may be restricted by law or contract.

11.	TAX WITHHOLDING.

The Company shall withhold from any distributions under the Plan any amount required to satisfy the Company’s income and employment tax withholding obligations under applicable law; provided that to the extent amounts are required to be withheld from distributions in respect of Successor common stock, a number of shares of Successor common stock otherwise issuable to an Employee with a value at least equal to the amounts that are required to be withheld with respect to such issuance under applicable law will be payable instead in cash, with the value of the stock determined based on (x) if the Successor common stock is publicly traded, the closing price of one share of the Successor common stock on The Nasdaq National Market or the New York Stock Exchange as applicable, on the trading day prior to the date of the distribution or (y) otherwise, the fair market value of the Successor common stock as determined by the board of directors of the Successor in its sole discretion.

12.	FUNDING.

No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Employees shall have no rights under the Plan other than as unsecured general creditors of the Company.

13.	NONTRANSFERABILITY.

To the maximum extent permitted by law, an Employee’s right or benefits under this Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or the laws of descent and distribution. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit.

14.	CHOICE OF LAW.

All questions concerning the construction, validation and interpretation of the Plan will be governed by the law of the State of California without regard to its conflict of laws provisions.

15.	HEADINGS.

The headings in the Plan are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

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This Employee Bonus Plan is adopted by an authorized officer of the Company effective as of                     , 2004.

PICASA, INC.

By:

Print Name:

Title: